Exhibit 99.1

CRITEO REPORTS STRONG RESULTS
FOR THE FOURTH QUARTER AND FISCAL YEAR 2016

NEW YORK - February 22, 2017 - Criteo S.A. (NASDAQ: CRTO), the performance marketing technology company, today announced financial results for the fourth quarter and fiscal year ended December 31, 2016.

•	Q4 revenue increased 43%, or 43% at constant currency,[1] to $567 million.

•	Fiscal year revenue increased 36%, or 36% at constant currency, to $1,799 million.

•
Q4 revenue excluding traffic acquisition costs, or Revenue ex-TAC,[2] grew 41%, or 41% at constant currency, to $225 million. Excluding Criteo Sponsored Products, formerly HookLogic,[3] Q4 Revenue ex-TAC grew 33%, or 33% at constant currency, to $213 million, or 41% of revenue.

•
Fiscal year Revenue ex-TAC grew 37%, or 37% at constant currency, to $730 million. Excluding Criteo Sponsored Products, fiscal year Revenue ex-TAC grew 34%, or 34% at constant currency, to $718 million, or 41% of revenue.

•	Q4 net income increased 5% to $41 million, or 7% of revenue and 18% of Revenue ex-TAC.

•	Fiscal year net income increased 40% to $87 million, or 5% of revenue and 12% of Revenue ex-TAC.

•	Q4 Adjusted EBITDA[3] increased 55% to $83 million. Excluding Criteo Sponsored Products, Q4 Adjusted EBITDA increased 46% to $78 million, or 15% of revenue and 37% of Revenue ex-TAC.

•	Fiscal year Adjusted EBITDA increased 57% to $225 million. Excluding Criteo Sponsored Products, fiscal year Adjusted EBITDA increased 53% to $219 million, or 13% of revenue and 31% of Revenue ex-TAC.

•	Q4 Adjusted Net Income per diluted share[3] grew 16% to $0.84.

•	Fiscal year Adjusted Net Income per diluted share grew 51% to $2.08.

•	Q4 cash flow from operating activities excluding Criteo Sponsored Products increased 15% to $77 million.

•	Fiscal year cash flow from operating activities excluding Criteo Sponsored Products increased 16% to $159 million.

•	Q4 Free Cash Flow[3] excluding Criteo Sponsored Products increased 15% to $55 million.

•	Fiscal year Free Cash Flow excluding Criteo Sponsored Products increased 31% to $82 million.

"We made great progress in 2016," said Eric Eichmann, CEO. "We bolstered our performance marketing platform for commerce and brands and opened exciting new avenues of growth."

"We continued to deliver rapid growth, expanding profitability and strong cash flow," said Benoit Fouilland, CFO. "This attractive combination demonstrates the unique attributes of our model."

___________________________________________________
1 Growth at constant currency excludes the impact of foreign currency fluctuations and is computed by applying the 2015 average exchange rates for the relevant period to 2016 figures.
2 Revenue ex-TAC, Adjusted EBITDA, Adjusted Net Income per diluted share and Free Cash Flow are not measures calculated in accordance with U.S. GAAP.
3 Excluding the contribution of Criteo Sponsored Products (formerly HookLogic) for the period from November 9, 2016 until December 31, 2016.

Operating Highlights

•	We added close to 1,600 net clients in Q4 including Criteo Sponsored products, surpassing 14,400 clients.

•	Revenue ex-TAC from existing clients, live in Q4 2015 and still live in Q4 2016, grew 20% at constant currency, demonstrating our ability to drive revenue expansion within our customer base.

•	Close to 63% of our Revenue ex-TAC in Q4 excluding Criteo Sponsored Products was generated on mobile ads.

•	Users matched through our Universal Match technology generated 60% of Revenue ex-TAC, reflecting the growing adoption of our solution and the high value of matched users for advertisers.

•	On October 25, 2016, we launched Criteo Predictive Search, a groundbreaking product that brings our proven performance-based approach to the large and fast-growing Google Shopping market.

Acquisition of HookLogic

On November 9, 2016, Criteo completed the acquisition of HookLogic, Inc., a New York-based company connecting many of the world's largest ecommerce retailers with consumer brand manufacturers. The acquisition of HookLogic expands Criteo's business to brand manufacturers and strengthens our performance marketing platform for commerce and brands. We now offer HookLogic's products under the "Criteo Sponsored Products" name.

Revenue and Revenue ex-TAC

Q4 revenue grew 43%, or 43% at constant currency, to $567 million (Q4 2015: $397 million). Excluding Criteo Sponsored Products, Q4 revenue increased 31%, or 31% at constant currency, to $522 million.

Fiscal year revenue grew 36%, or 36% at constant currency, to $1,799 million (2015: $1,323 million). Excluding Criteo Sponsored Products, fiscal year revenue increased 33%, or 32% at constant currency, to $1,754 million.

Q4 Revenue ex-TAC grew 41%, or 41% at constant currency, to $225 million (Q4 2015: $160 million). Excluding Criteo Sponsored Products, Q4 Revenue ex-TAC grew 33%, or 33% at constant currency, to $213 million. This increase was primarily driven by continued innovation in technology and products, a record addition of new clients and a broader access to publisher inventory.

Fiscal year Revenue ex-TAC grew 37%, or 37% at constant currency, to $730 million (2015: $534 million). Excluding Criteo Sponsored Products, fiscal year Revenue ex-TAC grew 34%, or 34% at constant currency, to $718 million.

•	In the Americas region, Q4 Revenue ex-TAC grew by 52%, or 50% at constant currency, to $99 million (Q4 2015: $65 million) and represented 44% of total Revenue ex-TAC.

•	Americas Revenue ex-TAC for fiscal year 2016 grew by 42%, or 42% at constant currency, to $279 million (2015: $197 million) and represented 38% of total Revenue ex-TAC.

•	In the EMEA region, Q4 Revenue ex-TAC grew by 30%, or 36% at constant currency, to $81 million (Q4 2015: $62 million) and represented 36% of total Revenue ex-TAC.

•	EMEA Revenue ex-TAC for fiscal year 2016 increased by 26%, or 30% at constant currency, to $287 million (2015: $227 million) and represented 39% of total Revenue ex-TAC.

•	In the Asia-Pacific region, Q4 Revenue ex-TAC grew by 38%, or 29% at constant currency, to $45 million (Q4 2015: $32 million) and represented 20% of total Revenue ex-TAC.

•	Asia-Pacific Revenue ex-TAC for fiscal year 2016 grew by 50%, or 40% at constant currency, to $164 million (2015: $110 million) and represented 22% of total Revenue ex-TAC.

Q4 Revenue ex-TAC margin as a percentage of revenue was 40%, in line with expectations. Excluding Criteo Sponsored Products, Q4 Revenue ex-TAC margin as a percentage of revenue was 41%, in line with prior quarters.

Fiscal year Revenue ex-TAC margin as a percentage of revenue was 41%, in line with prior years. Excluding Criteo Sponsored Products, fiscal year Revenue ex-TAC margin as a percentage of revenue was 41%.

Net Income and Adjusted Net Income

Q4 net income increased 5% to $41 million (Q4 2015: $39 million). Q4 net income available to shareholders of Criteo S.A. increased 4% to $39 million, or $0.60 per share on a diluted basis (Q4 2015: $38 million, or $0.58 per share on a diluted basis). Excluding Criteo Sponsored Products, Q4 net income decreased 2% to $38 million.

Fiscal year net income increased 40% to $87 million (2015: $62 million). Fiscal year net income available to shareholders of Criteo S.A. increased 38% to $82 million, or $1.25 per share on a diluted basis (2015: $60 million, or $0.91 per share on a diluted basis). Excluding Criteo Sponsored Products, fiscal year net income increased 36% to $85 million.

Q4 Adjusted Net Income, defined as net income adjusted to eliminate the impact of equity awards compensation expense, amortization of acquisition-related intangible assets, acquisition-related costs and deferred price consideration and the tax impact of these adjustments, grew 18% to $55 million, or $0.84 per share on a diluted basis (Q4 2015: $47 million, or $0.72 per share on a diluted basis).

Fiscal year Adjusted Net Income increased 52% to $137 million, or $2.08 per share on a diluted basis (2015: $90 million, or $1.38 per share on a diluted basis).

Adjusted EBITDA and Operating Expenses

Q4 Adjusted EBITDA increased 55%, or 55% at constant currency, to $83 million (Q4 2015: $53 million). Excluding Criteo Sponsored Products, Q4 Adjusted EBITDA increased 46%, or 45% at constant currency, to $78 million. This increase in Adjusted EBITDA is primarily the result of the strong Revenue ex-TAC performance across all regions in the quarter.

Fiscal year Adjusted EBITDA increased 57%, or 55% at constant currency, to $225 million (2015: $143 million). Excluding Criteo Sponsored Products, fiscal year Adjusted EBITDA increased 53%, or 52% at constant currency to $219 million.

Q4 Adjusted EBITDA margin as a percentage of revenue improved 120 basis points to 15% (Q4 2015: 13%) and 350 basis points as a percentage of Revenue ex-TAC to 37% (Q4 2015: 33%). Excluding Criteo Sponsored Products, Q4 Adjusted EBITDA margin as a percentage of revenue improved 150 basis points to 15% and 320 basis points as a percentage of Revenue ex-TAC to 37%.

Fiscal year Adjusted EBITDA margin as a percentage of revenue improved 160 basis points to 12% (2015: 11%) and 390 basis points as a percentage of Revenue ex-TAC to 31% (2015: 27%).
Excluding Criteo Sponsored Products, fiscal year Adjusted EBITDA margin as a percentage of revenue improved 170 basis points to 13% and 370 basis points to 31% as a percentage of Revenue ex-TAC.

Q4 operating expenses increased by 37% to $148 million (Q4 2015: $108 million). Excluding Criteo Sponsored Products, Q4 operating expenses increased by 29% to $139 million.

Q4 operating expenses adjusted to eliminate the impact of depreciation and amortization, equity awards compensation expense, pension service costs, acquisition-related costs and deferred price consideration, which we refer to as Non-GAAP Operating Expenses, increased by 32% to $128 million (Q4 2015: $97 million). This increase is primarily related to year-over-year headcount growth, including CSP, in Research & Development (51%), Sales & Operations (32%) and General & Administration (29%) to further expand our organization. Excluding Criteo Sponsored Products, Q4 Non-GAAP Operating Expenses increased by 25% to $122 million.

Excluding Criteo Sponsored Products, Q4 Non-GAAP Operating Expenses as a percentage of revenue decreased by over 110 basis points to 23% (2015: 25%) and by 350 basis points to 57% as a percentage of Revenue ex-TAC (2015: 61%).

Fiscal year operating expenses increased by 32% to $524 million (2015: $395 million). Excluding Criteo Sponsored Products, fiscal year operating expenses increased by 30% to $515 million.

Fiscal year Non-GAAP Operating Expenses increased 28% to $459 million (2015: $358 million). Excluding Criteo Sponsored Products, fiscal year Non-GAAP Operating Expenses increased by 26% to $452 million

Excluding Criteo Sponsored Products, fiscal year Non-GAAP Operating Expenses as a percentage of revenue decreased by 130 basis points to 26% (2015: 27%) and by 410 basis points to 63% as a percentage of Revenue ex-TAC (2015: 67%).

Cash Flow and Cash Position

Q4 cash flow from operating activities increased 7% to $72 million (Q4 2015: $67 million). Excluding Criteo Sponsored Products, Q4 cash flow from operating activities increased 15% to $77 million.

Fiscal year cash flow from operating activities increased 12% to $153 million (2015: $137 million). Excluding Criteo Sponsored Products, fiscal year cash flow from operating activities increased 16% to $159 million.

Q4 Free Cash Flow, defined as cash flow from operating activities less acquisition of intangible assets, property, plant and equipment and change in accounts payable related to intangible assets, property, plant and equipment, grew 2% to $49 million (Q4 2015: $48 million). Excluding Criteo Sponsored Products, Q4 Free Cash Flow grew 15% to $55 million.

Fiscal year Free Cash Flow increased 21% to $76 million (2015: $63 million). Excluding Criteo Sponsored Products, fiscal year Free Cash Flow increased 31% to $82 million.

Total cash and cash equivalents were $270 million as of December 31, 2016 (2015: $354 million).

Business Outlook

The following forward-looking statements reflect Criteo’s expectations as of February 22, 2017.

First Quarter 2017 Guidance:

•
We expect Revenue ex-TAC to be between $200 million and $205 million. At the foreign exchange rates provided in connection with our Q4 2016 guidance, this would equate to Revenue ex-TAC between $208 million and $213 million.

•
We expect Adjusted EBITDA to be between $47 million and $52 million. At the foreign exchange rates provided in connection with our Q4 2016 guidance this would equate to Adjusted EBITDA between $51 million and $56 million.

Fiscal Year 2017 Guidance:

•	We expect Revenue ex-TAC growth to be between 27% and 31% at constant currency.

•	We expect Adjusted EBITDA margin as a percentage of Revenue ex-TAC to increase between 0 basis point and 50 basis points.

The above guidance for the first quarter ending March 31, 2017 and the fiscal year ending December 31, 2017 assumes the following exchange rates for the main currencies having an impact on our business: a U.S. dollar-euro rate of 0.94, a U.S. dollar-Japanese yen rate of 116, a U.S. dollar-British pound rate of 0.81 and a U.S. dollar-Brazilian real rate of 3.25.

The above guidance assumes no acquisitions are completed during the fiscal year ending December 31, 2017.

Reconciliation of Revenue ex-TAC and Adjusted EBITDA guidance to the closest corresponding U.S. GAAP measure is not available without unreasonable efforts on a forward-looking basis due to the high variability, complexity and low visibility with respect to the charges excluded from these non-GAAP measures; in particular, the measures and effects of equity awards compensation expense specific to equity compensation awards that are directly impacted by unpredictable fluctuations in our share price. We expect the variability of the above charges to have a significant, and potentially unpredictable, impact on our future U.S. GAAP financial results.

Non-GAAP Financial Measures

This press release and its attachments include the following financial measures defined as non-GAAP financial measures by the U.S. Securities and Exchange Commission (the "SEC"): Revenue ex-TAC, Revenue ex-TAC by Region, Revenue ex-TAC margin, Adjusted EBITDA, Adjusted EBITDA margin, Adjusted Net Income, Adjusted Net Income per diluted share, Free Cash Flow, and Non-GAAP Operating Expenses. These measures are not calculated in accordance with U.S. GAAP.

Revenue ex-TAC is our revenue excluding Traffic Acquisition Costs ("TAC") generated over the applicable measurement period and Revenue ex-TAC by Region reflects our Revenue ex-TAC by our geographies. Revenue ex-TAC, Revenue ex-TAC by Region and Revenue ex-TAC margin are key measures used by our management and board of directors to evaluate our operating performance, generate future operating plans and make strategic decisions regarding the allocation of capital. In particular, we believe that the elimination of TAC from revenue can provide a useful measure for period-to-period comparisons of our business and across our geographies. Accordingly, we believe that Revenue ex-TAC, Revenue ex-TAC by Region and Revenue ex-TAC margin provide useful information to investors and the market generally in understanding and evaluating our operating results in the same manner as our management and board of directors.

Adjusted EBITDA is our consolidated earnings before financial income (expense), income taxes, depreciation and amortization, adjusted to eliminate the impact of equity awards compensation expense, pension service costs, acquisition-related costs and deferred price consideration. Adjusted EBITDA and Adjusted EBITDA margin are key measures used by our management and board of directors to understand and evaluate our core operating performance and trends, to prepare and approve our annual budget and to develop short‑ and long-term operational plans. In particular, we believe that by eliminating equity awards compensation expense, service costs (pension), acquisition-related costs and deferred price consideration, Adjusted EBITDA and Adjusted EBITDA margin can provide useful measures for period-to-period comparisons of our business. Accordingly, we believe that Adjusted EBITDA and Adjusted EBITDA margin provide useful information to investors and the market generally in understanding and evaluating our results of operations in the same manner as our management and board of directors.

Adjusted Net Income is our net income adjusted to eliminate the impact of equity awards compensation expense, amortization of acquisition-related intangible assets, acquisition-related costs and deferred price consideration, and the tax impact of these adjustments. Adjusted Net Income and Adjusted Net Income per diluted share are key measures used by our management and board of directors to evaluate operating performance, generate future operating plans and make strategic decisions regarding the allocation of capital. In particular, we believe that by eliminating equity awards compensation expense, amortization of acquisition-related intangible assets, acquisition-related costs and deferred price consideration, and the tax impact of these adjustments, Adjusted Net Income and Adjusted Net Income per diluted share can provide useful measures for period-to-period comparisons of our business. Accordingly, we believe that Adjusted Net Income and Adjusted Net Income per diluted share provide useful information to investors and the market generally in understanding and evaluating our results of operations in the same manner as our management and board of directors.

Free Cash Flow is defined as cash flow from operating activities less acquisition of intangible assets, property, plant and equipment and change in accounts payable related to intangible assets, property, plant and equipment. Free Cash Flow is a key measure used by our management and board of directors to evaluate the Company's ability to generate cash. Accordingly, we believe that Free Cash Flow permits a more complete and comprehensive analysis of our available cash flows.

Non-GAAP Operating Expenses are our consolidated operating expenses adjusted to eliminate the impact of depreciation and amortization, equity awards compensation expense, pension service costs, acquisition-related costs and deferred price consideration. The Company uses Non-GAAP Operating Expenses to understand and compare operating results across accounting periods, for internal budgeting and forecasting purposes, for short-term and long-term operational plans, and to assess and measure our financial performance and the ability of our operations to generate cash.

We believe Non-GAAP Operating Expenses reflects our ongoing operating expenses in a manner that allows for meaningful period-to-period comparisons and analysis of trends in our business. As a result, we believe that Non-GAAP Operating Expenses provides useful information to investors in understanding and evaluating our core operating performance and trends in the same manner as our management and in comparing financial results across periods. In addition, Non-GAAP Operating Expenses is a key component in calculating Adjusted EBITDA, which is one of the key measures the Company uses to provide its quarterly and annual business outlook to the investment community.

Please refer to the supplemental financial tables provided in the appendix of this press release for a reconciliation of Revenue ex-TAC to Revenue, Revenue ex-TAC by Region to Revenue by Region, Adjusted EBITDA to Net Income, Adjusted Net Income to Net Income, Free Cash Flow to cash flow from operating activities, and Non-GAAP Operating Expenses to Operating Expenses, in each case, the most comparable U.S. GAAP measure. Our use of non-GAAP financial measures has limitations as an analytical tool, and you should not consider such non-GAAP measures in isolation or as a substitute for analysis of our financial results as reported under U.S. GAAP. Some of these limitations are: (1) other companies, including companies in our industry which have similar business arrangements, may address the impact of TAC differently; and (2) other companies may report Revenue ex-TAC, Revenue ex-TAC by Region, Adjusted EBITDA, Adjusted Net Income, Free Cash Flow, Non-GAAP Operating Expenses or similarly titled measures but calculate them differently or over different regions, which reduces their usefulness as comparative measures. Because of these and other limitations, you should consider these measures alongside our U.S. GAAP financial results, including revenue and net income.

Forward-Looking Statements Disclosure

This press release contains forward-looking statements, including projected financial results for the quarter ending March 31, 2017 and the fiscal year ending December 31, 2017, our expectations regarding our market opportunity and future growth prospects and other statements that are not historical facts and involve risks and uncertainties that could cause actual results to differ materially. Factors that might cause or contribute to such differences include, but are not limited to: failure related to our technology and our ability to respond to changes in technology, uncertainty regarding our ability to access a consistent supply of internet display advertising inventory and expand access to such inventory, investments in new business opportunities and the timing of these investments, whether the projected benefits of acquisitions materialize as expected, the impact of competition, uncertainty regarding international growth and expansion, uncertainty regarding legislative, regulatory or self-regulatory developments regarding data privacy matters, failure to enhance our brand cost-effectively, recent growth rates not being indicative of future growth, our ability to manage growth, potential fluctuations in operating results, our ability to grow our base of clients, and the financial impact of maximizing Revenue ex-TAC, as well as risks related to future opportunities and plans, including the uncertainty of expected future financial performance and results and those risks detailed from time-to-time under the caption "Risk Factors" and elsewhere in the Company’s SEC filings and reports, including the Company's Annual Report on Form 10-K filed with the SEC on February 29, 2016, as well as future filings and reports by the Company. Except as required by law, the Company undertakes no duty or obligation to update any forward-looking statements contained in this release as a result of new information, future events, changes in expectations or otherwise.

Conference Call Information

Criteo’s earnings conference call will take place today, February 22, 2017, at 8:00 AM ET, 2:00 PM CET. The conference call will be webcast live on the Company’s website http://ir.criteo.com and will be available for replay.

Conference call details:

•	U.S. callers: +1 855 209 8212

•	International callers: +1 412 317 0788 or +33 1 76 74 05 02
Please ask to be joined into the "Criteo S.A." call.

About Criteo

Criteo (NASDAQ: CRTO) delivers personalized performance marketing at an extensive scale. Measuring return on post-click sales, Criteo makes ROI transparent and easy to measure. Criteo has over 2,500 employees in more than 30 offices across the Americas, EMEA and Asia-Pacific, serving over 14,000 advertisers worldwide and with direct relationships with thousands of publishers.

For more information, please visit www.criteo.com.

Contacts

Criteo Investor Relations
Edouard Lassalle, Head of IR, e.lassalle@criteo.com
Friederike Edelmann, Sr. Manager IR, f.edelmann@criteo.com

Criteo Public Relations
Emma Ferns, Global PR director, e.ferns@criteo.com

Financial information to follow

CRITEO S.A.
Consolidated Statement of Financial Position
(U.S. dollars in thousands)
(unaudited)

	December 31,	December 31,
	2015	2016
Assets
Current assets:
Cash and cash equivalents	$353,537	$270,317
Trade receivables, net of allowances	261,581	397,244
Income taxes	2,714	2,741
Other taxes	29,552	52,942
Other current assets	16,030	19,340
Total current assets	663,414	742,584
Property, plant and equipment, net	82,482	108,581
Intangible assets, net	16,470	102,944
Goodwill	41,973	209,418
Non-current financial assets	17,184	17,029
Deferred tax assets	20,196	30,630
Total non-current assets	178,305	468,602
Total assets	$841,719	$1,211,186
Liabilities and shareholders' equity
Current liabilities:
Trade payables	$246,382	$365,788
Contingencies	668	654
Income taxes	15,365	14,454
Financial liabilities - current portion	7,156	7,969
Other taxes	30,463	44,831
Employee - related payables	42,275	55,874
Other current liabilities	15,531	30,221
Total current liabilities	357,840	519,791
Deferred tax liabilities	139	686
Retirement benefit obligation	1,445	3,221
Financial liabilities - non current portion	3,272	77,611
Total non-current liabilities	4,856	81,518
Total liabilities	362,696	601,309
Commitments and contingencies
Shareholders' equity:
Common shares, €0.025 per value, 62,470,881 and 63,978,204 shares authorized, issued and outstanding at December 31, 2015 and December 31, 2016, respectively.	2,052	2,093
Additional paid-in capital	425,220	488,277
Accumulated other comprehensive (loss)	(69,023)	(88,593)
Retained earnings	116,076	198,355
Equity - attributable to shareholders of Criteo S.A.	474,325	600,132
Non-controlling interests	4,698	9,745
Total equity	479,023	609,877
Total equity and liabilities	$841,719	$1,211,186

CRITEO S.A.
Consolidated Statement of Income
(U.S. dollars in thousands, except share and per share data)
(unaudited)

	Three Months Ended			Twelve Months Ended
	December 31,			December 31,
	2015	2016	YoY Change	2015	2016	YoY Change
Revenue	$397,018	$566,825	43%	$1,323,169	$1,799,146	36%

Cost of revenue
Traffic acquisition cost	(237,056)	(341,877)	44%	(789,152)	(1,068,911)	35%
Other cost of revenue	(17,782)	(24,309)	37%	(62,201)	(85,260)	37%

Gross profit	142,180	200,639	41%	471,816	644,975	37%

Operating expenses:
Research and development expenses	(26,665)	(35,552)	33%	(86,807)	(123,649)	42%
Sales and operations expenses	(60,410)	(80,991)	34%	(229,530)	(282,853)	23%
General and administrative expenses	(21,280)	(31,630)	49%	(79,145)	(117,469)	48%
Total Operating expenses	(108,355)	(148,173)	37%	(395,482)	(523,971)	32%
Income from operations	33,825	52,466	55%	76,334	121,004	59%
Financial income (expense)	735	1,435	95%	(4,541)	(546)	(88)%
Income before taxes	34,560	53,901	56%	71,793	120,458	68%
Provision for income taxes	4,378	(13,161)	(401)%	(9,517)	(33,129)	248%
Net Income	$38,938	$40,740	5%	$62,276	$87,329	40%

Net income available to shareholders of Criteo S.A.	$37,936	$39,403		$59,553	$82,272
Net income available to non-controlling interests	$1,002	$1,337		$2,723	$5,057

Weighted average shares outstanding used in computing per share amounts:
Basic	62,348,620	63,760,491		61,835,499	63,337,792
Diluted	65,092,423	66,145,704		65,096,486	65,633,470

Net income allocated to shareholders of Criteo S.A. per share:
Basic	0.61	0.62		0.96	1.30
Diluted	0.58	0.60		0.91	1.25

CRITEO S.A.
Consolidated Statement of Cash Flows
(U.S. dollars in thousands)
(unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2015	2016	2015	2016
Net income	$38,938	$40,740	$62,276	$87,329
Adjustments to reconcile to cash from operating activities	15,764	42,888	78,448	139,123
- Amortization and provisions	14,648	17,178	47,085	62,733
- Equity awards compensation expense (1)	7,748	13,229	23,989	43,259
- Net gain or loss on disposal of non-current assets	(2,212)	(82)	(2,127)	(81)
- Interest accrued	(3)	(606)	6	2
- Non-cash financial income and expenses	5	8	22	37
- Change in deferred taxes	(12,599)	(2,478)	(15,748)	(10,023)
- Income tax for the period	8,177	15,639	25,221	43,196
Changes in working capital requirement	17,572	(6,600)	15,231	(29,460)
- (Increase)/decrease in trade receivables	(55,986)	(113,442)	(83,420)	(117,970)
- Increase/(decrease) in trade payables	60,529	85,793	100,047	81,862
- (Increase)/decrease in other current assets	563	(9,799)	(24,101)	(28,432)
- Increase/(decrease) in other current liabilities	12,466	30,848	22,705	35,080
Income taxes paid	(5,568)	(5,370)	(18,805)	(43,522)
CASH FROM OPERATING ACTIVITIES	66,706	71,658	137,150	153,470
Acquisition of intangible assets, property, plant and equipment	(12,936)	(30,163)	(75,607)	(85,133)
Change in accounts payable related to intangible assets, property, plant and equipment	(6,269)	7,182	1,128	7,752
Payments for acquired business, net of cash acquired	10	(230,467)	(20,542)	(235,541)
Change in other non-current financial assets	(320)	(38)	(6,612)	159
CASH USED FOR INVESTING ACTIVITIES	(19,515)	(253,486)	(101,633)	(312,763)
Issuance of long-term borrowings	788	80,224	4,023	84,022
Repayment of borrowings	(2,797)	(7,889)	(8,980)	(13,305)
Proceeds from capital increase	3,758	2,893	13,768	20,075
Change in other financial liabilities	—	(26)	(1,000)	(222)
CASH FROM FINANCING ACTIVITIES	1,749	75,202	7,811	90,570

CHANGE IN NET CASH AND CASH EQUIVALENTS	48,940	(106,626)	43,328	(68,723)
Net cash and cash equivalents at beginning of period	314,644	407,158	351,827	353,537
Effect of exchange rates changes on cash and cash equivalents	(10,047)	(30,215)	(41,618)	(14,497)
Net cash and cash equivalents at end of period	$353,537	$270,317	$353,537	$270,317

(1) $12.9 million and $41.6 million of equity awards compensation expense consisted of share-based compensation expense according to
ASC 718 - Compensation - stock compensation for the quarter ended and year to date December 31, 2016, respectively.

CRITEO S.A.
Reconciliation of Cash from Operating Activities to Free Cash Flow
(U.S. dollars in thousands)
(unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2015	2016	2015	2016
CASH FROM OPERATING ACTIVITIES	66,706	71,658	137,150	153,470
Acquisition of intangible assets, property, plant and equipment	(12,936)	(30,163)	(75,607)	(85,133)
Change in accounts payable related to intangible assets, property, plant and equipment	(6,269)	7,182	1,128	7,752
FREE CASH FLOW (1)	47,501	48,677	62,671	76,089

(1) Free Cash Flow is defined as cash flow from operating activities less acquisition of intangible assets, property, plant and equipment and change in accounts payable related to intangible assets, property, plant and equipment.

CRITEO S.A.
Reconciliation of Revenue ex-TAC by Region to Revenue by Region
(U.S. dollars in thousands)
(unaudited)

	Three Months Ended					Twelve Months Ended
	December 31,					December 31,
Region	2015	2016	YoY Change	YoY Change at Constant Currency	YoY Change at Constant Currency excluding CSP	2015	2016	YoY Change	YoY Change at Constant Currency	YoY Change at Constant Currency excluding CSP
Revenue
Americas	$170,133	$266,438	57%	55%	33%	$505,653	$730,873	45%	45%	38%
EMEA	144,905	189,298	31%	37%	32%	541,105	660,523	22%	26%	24%
Asia-Pacific	81,980	111,089	36%	26%	26%	276,411	407,750	48%	37%	37%
Total	397,018	566,825	43%	43%	31%	1,323,169	1,799,146	36%	36%	32%

Traffic acquisition costs
Americas	(104,646)	(167,046)	60%	59%	32%	(308,427)	(451,774)	46%	47%	38%
EMEA	(82,905)	(108,567)	31%	37%	32%	(313,928)	(373,664)	19%	23%	21%
Asia-Pacific	(49,505)	(66,264)	34%	24%	24%	(166,797)	(243,473)	46%	36%	36%
Total	(237,056)	(341,877)	44%	44%	30%	(789,152)	(1,068,911)	35%	35%	31%

Revenue ex-TAC (1)
Americas	65,487	99,392	52%	50%	35%	197,226	279,099	42%	42%	37%
EMEA	62,000	80,731	30%	36%	33%	227,177	286,859	26%	30%	29%
Asia-Pacific	32,475	44,825	38%	29%	29%	109,614	164,277	50%	40%	40%
Total	$159,962	$224,948	41%	41%	33%	$534,017	$730,235	37%	37%	34%

(1) We define Revenue ex-TAC as our revenue excluding traffic acquisition costs generated over the applicable measurement period. Revenue ex-TAC and Revenue, Traffic Acquisition Costs and Revenue ex-TAC by Region are not measures calculated in accordance with U.S. GAAP. We have included Revenue ex-TAC and Revenue, Traffic Acquisition Costs and Revenue ex-TAC by Region in this Form 8-K because they are key measures used by our management and board of directors to evaluate operating performance, generate future operating plans and make strategic decisions regarding the allocation of capital. In particular, we believe that the elimination of TAC from revenue and review of these measures by region can provide useful measures for period-to-period comparisons of our business. Accordingly, we believe that Revenue ex-TAC and Revenue, Traffic Acquisition Costs and Revenue ex-TAC by Region provide useful information to investors and others in understanding and evaluating our results of operations in the same manner as our management and board of directors. Our use of Revenue ex-TAC and Revenue, Traffic Acquisition Costs and Revenue ex-TAC by Region has limitations as an analytical tool, and you should not consider them in isolation or as a substitute for analysis of our financial results as reported under U.S. GAAP. Some of these limitations are: (a) other companies, including companies in our industry which have similar business arrangements, may address the impact of TAC differently; (b) other companies may report Revenue, Traffic Acquisition Costs and Revenue ex-TAC by Region or similarly titled measures but define the regions differently, which reduces their effectiveness as a comparative measure; and (c) other companies may report Revenue ex-TAC or similarly titled measures but calculate them differently, which reduces their usefulness as a comparative measure. Because of these and other limitations, you should consider Revenue ex-TAC and Revenue, Traffic Acquisition Costs and Revenue ex-TAC by Region alongside our other U.S. GAAP financial results, including revenue. The above table provides a reconciliation of Revenue ex-TAC to revenue and Revenue ex-TAC by Region to revenue by region.

CRITEO S.A.
Reconciliation of Adjusted EBITDA to Net Income
(U.S. dollars in thousands)
(unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2015	2016	2015	2016
Net income	$38,938	$40,740	$62,276	$87,329
Adjustments:
Financial (income) expense	(735)	(1,435)	4,541	546
Provision for income taxes	(4,378)	13,161	9,517	33,129
Equity awards compensation expense	7,748	13,229	23,989	43,259
Research and development	$2,167	$2,860	$6,520	$12,108
Sales and operations	3,606	5,816	11,678	16,838
General and administrative	1,975	4,553	5,791	14,313
Pension service costs	109	133	441	524
Research and development	40	52	163	211
Sales and operations	38	37	153	144
General and administrative	31	44	125	169
Depreciation and amortization expense	13,967	16,190	44,564	56,779
Cost of revenue	8,579	10,623	29,866	38,469
Research and development	3,183	2,106	7,994	7,211
Sales and operations	1,744	2,153	5,178	7,757
General and administrative	461	1,308	1,526	3,342
Acquisition-related costs	—	980	—	2,921
General and administrative	—	980	—	2,921
Acquisition-related deferred price consideration	(2,172)	(3)	(1,894)	85
Research and development	46	(3)	324	85
General and administrative	(2,218)	—	(2,218)	—
Total net adjustments	14,539	42,255	81,158	137,243
Adjusted EBITDA (1)	$53,477	$82,995	$143,434	$224,572

(1) We define Adjusted EBITDA as our consolidated earnings before financial income (expense), income taxes, depreciation and amortization, adjusted to eliminate the impact of equity awards compensation expense, pension service costs, acquisition-related costs and deferred price consideration. Adjusted EBITDA is not a measure calculated in accordance with U.S. GAAP. We have included Adjusted EBITDA because it is a key measure used by our management and board of directors to evaluate operating performance, generate future operating plans and make strategic decisions regarding the allocation of capital. In particular, we believe that the elimination of equity awards compensation expense, pension service costs, acquisition-related costs and deferred price consideration in calculating Adjusted EBITDA can provide a useful measure for period-to-period comparisons of our business. Accordingly, we believe that Adjusted EBITDA provides useful information to investors and others in understanding and evaluating our results of operations in the same manner as our management and board of directors. Our use of Adjusted EBITDA has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our financial results as reported under U.S. GAAP. Some of these limitations are: (a) although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and Adjusted EBITDA does not reflect cash capital expenditure requirements for such replacements or for new capital expenditure requirements; (b) Adjusted EBITDA does not reflect changes in, or cash requirements for, our working capital needs; (c) Adjusted EBITDA does not reflect the potentially dilutive impact of equity-based compensation; (d) Adjusted EBITDA does not reflect tax payments that may represent a reduction in cash available to us; and (e) other companies, including companies in our industry, may calculate Adjusted EBITDA or similarly titled measures differently, which reduces their usefulness as a comparative measure. Because of these and other limitations, you should consider Adjusted EBITDA alongside our U.S. GAAP financial results, including net income.

CRITEO S.A.
Reconciliation from Non-GAAP Operating Expenses to Operating Expenses under GAAP
(U.S. dollars in thousands)
(unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2015	2016	2015	2016
Research and Development expenses	$(26,665)	$(35,552)	$(86,807)	$(123,649)
Equity awards compensation expense	$2,167	$2,860	$6,520	$12,108
Depreciation and Amortization expense	3,183	2,106	7,994	7,211
Pension service costs	40	52	163	211
Acquisition-related deferred price consideration	46	(3)	324	85
Non-GAAP - Research and Development expenses	(21,229)	(30,537)	(71,806)	(104,034)
Sales and Operations expenses	(60,410)	(80,991)	(229,530)	(282,853)
Equity awards compensation expense	3,606	5,816	11,678	16,838
Depreciation and Amortization expense	1,744	2,153	5,178	7,757
Pension service costs	38	37	153	144
Non-GAAP - Sales and Operations expenses	(55,022)	(72,985)	(212,521)	(258,114)
General and Administrative expenses	(21,280)	(31,630)	(79,145)	(117,469)
Equity awards compensation expense	1,975	4,553	5,791	14,313
Depreciation and Amortization expense	461	1,308	1,526	3,342
Pension service costs	31	44	125	169
Acquisition-related costs	—	980	—	2,921
Acquisition-related deferred price consideration	(2,218)	—	(2,218)	—
Non-GAAP - General and Administrative expenses	(21,031)	(24,745)	(73,921)	(96,724)
Total Operating expenses	(108,355)	(148,173)	(395,482)	(523,971)
Equity awards compensation expense	7,748	13,229	23,989	43,259
Depreciation and Amortization expense	5,388	5,567	14,698	18,310
Pension service costs	109	133	441	524
Acquisition-related costs	—	980	—	2,921
Acquisition-related deferred price consideration	(2,172)	(3)	(1,894)	85
Total Non-GAAP Operating expenses (1)	(97,282)	(128,267)	(358,248)	(458,872)

(1) We define Non-GAAP Operating Expenses as our consolidated operating expenses adjusted to eliminate the impact of depreciation and amortization, equity awards compensation expense, pension service costs, acquisition-related costs and deferred price consideration. The Company uses Non-GAAP Operating Expenses to understand and compare operating results across accounting periods, for internal budgeting and forecasting purposes, for short-term and long-term operational plans, and to assess and measure our financial performance and the ability of our operations to generate cash. We believe Non-GAAP Operating Expenses reflects our ongoing operating expenses in a manner that allows for meaningful period-to-period comparisons and analysis of trends in our business. As a result, we believe that Non-GAAP Operating Expenses provides useful information to investors in understanding and evaluating our core operating performance and trends in the same manner as our management and in comparing financial results across periods. In addition, Non-GAAP Operating Expenses is a key component in calculating Adjusted EBITDA, which is one of the key measures we use to provide its quarterly and annual business outlook to the investment community.

CRITEO S.A.
Detailed Information on Selected Items
(U.S. dollars in thousands)
(unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2015	2016	2015	2016
Equity awards compensation expense
Research and development	$2,167	$2,860	$6,520	$12,108
Sales and operations	3,606	5,816	11,678	16,838
General and administrative	1,975	4,553	5,791	14,313
Total equity awards compensation expense	7,748	13,229	23,989	43,259

Pension service costs
Research and development	40	52	163	211
Sales and operations	38	37	153	144
General and administrative	31	44	125	169
Total pension service costs	109	133	441	524

Depreciation and amortization expense
Cost of revenue	8,579	10,623	29,866	38,469
Research and development	3,183	2,106	7,994	7,211
Sales and operations	1,744	2,153	5,178	7,757
General and administrative	461	1,308	1,526	3,342
Total depreciation and amortization expense	13,967	16,190	44,564	56,779

Acquisition-related costs
General and administrative	—	980	—	2,921
Total acquisition-related costs	—	980	—	2,921

Acquisition-related deferred price consideration
Research and development	46	(3)	324	85
General and administrative	(2,218)	—	(2,218)	—
Total acquisition-related deferred price consideration	$(2,172)	$(3)	$(1,894)	$85

CRITEO S.A.
Reconciliation of Adjusted Net Income to Net Income
(U.S. dollars in thousands except share and per share data)
(unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2015	2016	2015	2016
Net income	$38,938	$40,740	$62,276	$87,329
Adjustments:
Equity awards compensation expense	7,748	13,229	23,989	43,259
Amortization of acquisition-related intangible assets	2,548	986	6,342	4,131
Acquisition-related costs	—	980	—	2,921
Acquisition-related deferred price consideration	(2,172)	(3)	(1,894)	85
Tax impact of the above adjustments	(47)	(432)	(878)	(948)
Total net adjustments	8,077	14,760	27,559	49,448
Adjusted net income (1)	$47,015	$55,500	$89,835	$136,777

Weighted average shares outstanding
- Basic	62,348,620	63,760,491	61,835,499	63,337,792
- Diluted	65,092,423	66,145,704	65,096,486	65,633,470

Adjusted net income per share
- Basic	$0.75	$0.87	$1.45	$2.16
- Diluted	$0.72	$0.84	$1.38	$2.08

(1) We define Adjusted Net Income as our net income adjusted to eliminate the impact of equity awards compensation expense, amortization of acquisition-related intangible assets, acquisition-related costs and deferred price consideration and the tax impact of the foregoing adjustments. Adjusted Net Income is not a measure calculated in accordance with U.S. GAAP. We have included Adjusted Net Income because it is a key measure used by our management and board of directors to evaluate operating performance, generate future operating plans and make strategic decisions regarding the allocation of capital. In particular, we believe that the elimination of equity awards compensation expense, amortization of acquisition-related intangible assets, acquisition-related costs and deferred price consideration, and the tax impact of the foregoing adjustments in calculating Adjusted Net Income can provide a useful measure for period-to-period comparisons of our business. Accordingly, we believe that Adjusted Net Income provides useful information to investors and others in understanding and evaluating our results of operations in the same manner as our management and board of directors. Our use of Adjusted Net Income has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our financial results as reported under U.S. GAAP. Some of these limitations are: (a) Adjusted Net Income does not reflect the potentially dilutive impact of equity-based compensation or the impact of certain acquisition related costs; and (b) other companies, including companies in our industry, may calculate Adjusted Net Income or similarly titled measures differently, which reduces their usefulness as a comparative measure. Because of these and other limitations, you should consider Adjusted Net Income alongside our other U.S. GAAP-based financial results, including net income.

CRITEO S.A.
Constant Currency Reconciliation
(U.S. dollars in thousands)
(unaudited)

	Three Months Ended			Twelve Months Ended
	December 31,			December 31,
	2015	2016	YoY Change	2015	2016	YoY Change
Revenue as reported	$397,018	$566,825	43%	$1,323,169	$1,799,146	36%
Conversion impact U.S. dollar/other currencies		(836)			(5,022)
Revenue at constant currency (1)	$397,018	$565,989	43%	$1,323,169	$1,794,124	36%
Revenue at constant currency (1) excluding CSP	397,018	520,797	31%	1,323,169	1,748,932	32%

Traffic acquisition costs as reported	(237,056)	(341,877)	44%	(789,152)	(1,068,911)	35%
Conversion impact U.S. dollar/other currencies		643			3,852
Traffic Acquisition Costs at constant currency (1)	$(237,056)	$(341,234)	44%	$(789,152)	$(1,065,059)	35%
Traffic Acquisition Costs at constant currency (1) excluding CSP	(237,056)	(308,346)	30%	(789,152)	(1,032,170)	31%

Revenue ex-TAC (2) as reported	159,962	224,948	41%	534,017	730,235	37%
Conversion impact U.S. dollar/other currencies		(193)			(1,170)
Revenue ex-TAC (2) at constant currency (1)	$159,962	$224,755	41%	$534,017	$729,065	37%
Revenue ex-TAC (2) at constant currency (1) excluding CSP	159,962	212,450	33%	534,017	716,762	34%
Revenue ex-TAC (2)/Revenue as reported	40%	40%		40%	41%

Other cost of revenue as reported	(17,782)	(24,309)	37%	(62,201)	(85,260)	37%
Conversion impact U.S. dollar/other currencies		(306)			(40)
Other cost of revenue at constant currency (1)	$(17,782)	$(24,615)	38%	$(62,201)	$(85,300)	37%
Other cost of revenue at constant currency (1) excluding CSP	$(17,782)	(23,882)	34%	$(62,201)	(84,566)	36%

Adjusted EBITDA (3)	53,477	82,995	55%	143,434	224,572	57%
Conversion impact U.S. dollar/other currencies		(343)			(1,751)
Adjusted EBITDA (3) at constant currency (1)	$53,477	$82,652	55%	$143,434	$222,821	55%
Adjusted EBITDA (3) at constant currency (1) excluding CSP	$53,477	$77,499	45%	$143,434	$217,668	52%

(1) Information herein with respect to results presented on a constant currency basis is computed by applying prior period average exchange rates to current period results. We have included results on a constant currency basis because it is a key measure used by our management and Board of Directors to evaluate operating performance. Management reviews and analyzes business results excluding the effect of foreign currency translation because they believe this better represents our underlying business trends. The table above reconciles the actual results presented in this section with the results presented on a constant currency basis.

(2) Revenue ex-TAC is not a measure calculated in accordance with U.S. GAAP. See the table entitled "Reconciliation of Revenue ex-TAC by Region to Revenue by Region" for a reconciliation of Revenue Ex-TAC to revenue.

(3) Adjusted EBITDA is not a measure calculated in accordance with U.S. GAAP. See the table entitled "Reconciliation of Adjusted EBITDA to Net Income" for a reconciliation of Adjusted EBITDA to net income.

CRITEO S.A.
Information on Share Count
(unaudited)

	Twelve Months Ended
	December 31,
	2015	2016
Shares outstanding as at January 1,	60,902,695	62,470,881
Weighted average number of shares issued during the period	932,804	866,911
Basic number of shares - Basic EPS basis	61,835,499	63,337,792
Dilutive effect of share options, warrants, employee warrants - Treasury method	3,260,987	2,295,679
Diluted number of shares - Diluted EPS basis	65,096,486	65,633,471

Shares outstanding as at December 31,	62,470,881	63,978,204
Total dilutive effect of share options, warrants, employee warrants	7,798,348	8,391,496
Fully diluted shares as at December 31,	70,269,229	72,369,700

CRITEO S.A.
Supplemental Financial Information and Operating Metrics
(U.S. dollars in thousands except where stated)
(unaudited)

	Q1 2015	Q2 2015	Q3 2015	Q4 2015	Q1 2016	Q2 2016	Q3 2016	Q4 2016	YoY Change	QoQ Change

Clients	7,832	8,564	9,290	10,198	10,962	11,874	12,882	14,468	42%	12%

Revenue	294,172	299,306	332,674	397,018	401,253	407,201	423,867	566,825	43%	34%
Americas	100,624	110,872	124,024	170,133	147,174	156,522	160,739	266,438	57%	66%
EMEA	132,208	126,807	137,185	144,905	159,405	153,899	157,921	189,298	31%	20%
APAC	61,340	61,627	71,465	81,980	94,674	96,780	105,207	111,089	36%	6%

TAC	(175,888)	(177,239)	(198,970)	(237,056)	(238,755)	(240,969)	(247,310)	(341,877)	44%	38%
Americas	(61,244)	(66,853)	(75,684)	(104,646)	(90,929)	(96,560)	(97,239)	(167,046)	60%	72%
EMEA	(78,158)	(73,155)	(79,710)	(82,905)	(91,185)	(86,820)	(87,092)	(108,567)	31%	25%
APAC	(36,486)	(37,231)	(43,576)	(49,505)	(56,641)	(57,589)	(62,979)	(66,264)	34%	5%

Revenue ex-TAC	118,284	122,067	133,704	159,962	162,498	166,232	176,557	224,948	41%	27%
Americas	39,380	44,019	48,340	65,487	56,245	59,962	63,500	99,391	52%	57%
EMEA	54,050	53,652	57,475	62,000	68,220	67,079	70,829	80,731	30%	14%
APAC	24,854	24,396	27,889	32,475	38,033	39,191	42,228	44,826	38%	6%

Cash flow from operating activities	41,007	11,938	17,500	66,706	18,907	19,274	43,631	71,658	7%	64%

Capital expenditures	12,862	18,348	24,066	19,205	12,109	22,386	19,907	22,981	20%	15%

Net cash position	316,376	321,109	314,644	353,537	386,110	377,407	407,158	270,318	(24)%	(34)%

Days Sales Outstanding (days - end of month) (1)					56	57	56	53

(1) Due to the conversion from IFRS (euros) to U.S. GAAP (U.S. dollars), the Days Sales Outstanding for historic quarters has not been recalculated and is not available.